CUSIP No. 301907  30  9                                       Page 9 of 9 Pages
                                                              Exhibit 3


                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William L. Bricker, Jr., Mark H. Barth and John F. Egan, and each of them, its true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for it in its name, place and stead, in any and all capacities, to sign a Schedule 13D concerning the undersigned's interest in Eye Technology, Inc., a Delaware corporation, any or all amendments thereto and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute and substitutes, may lawfully do or cause to be done by virtue hereof.


                                        PROMETHEUS PACIFIC GROWTH FUND, LDC

                                        /s/ Fiduciary Trust Administrators Ltd.
                                        ---------------------------------------
                                        By: Fiduciary Trust Administrators Ltd.



                                        FRINSTEAD LIMITED

                                        /s/
                                        ---------------------------------------
                                        By: